Exhibit 99.2

SUPPLEMENT
(DATED NOVEMBER 12, 2009)
 TO
OFFERING CIRCULAR AND CONSENT SOLICITATION STATEMENT
(DATED OCTOBER 28, 2009)

Century Aluminum Company

Offer To Exchange
8% Senior Secured Notes due 2014
for any and all outstanding
7.5% Senior Notes due 2014 (CUSIP No. 156431AH1)
and
Solicitation of Consents to Proposed Amendments to the Related Indenture
for a Consent Payment of $50 in Aggregate Principal Amount of
8% Senior Secured Notes due 2014 per $1,000 Aggregate Principal Amount
of 7.5% Senior Notes due 2014

Pursuant to this Supplement dated November 12, 2009 (this “Supplement”), the consent payment deadline by which holders of our 7.5% Senior Notes due 2014 (the “Existing Notes”) must tender Existing Notes to receive the consent payment in the consent solicitation is hereby extended from 11:59 p.m., New York City time, on November 10, 2009 to 11:59 p.m., New York City time, on November 18, 2009 (such date and time, as the same may be extended, the “Consent Payment Deadline”).  In addition, pursuant to this Supplement, the expiration time of the exchange offer and consent solicitation is hereby extended from 11:59 p.m., New York City time, on November 25, 2009 to 11:59 p.m., New York City time, on December 3, 2009 (such date and time, as the same may be extended, the “Expiration Time”).  All capitalized terms that are not defined herein have the meanings assigned to them in the Offering Circular and Consent Solicitation Statement dated October 28, 2009 (the “Offering Circular and Consent Solicitation Statement”).

Pursuant to the Offering Circular and Consent Solicitation Statement, we previously offered to issue up to $250 million of newly issued 8% Senior Secured Notes due 2014 (the “Exchange Notes”) in exchange for $250 million of our outstanding Existing Notes and delivery of related consents.

As noted above, pursuant to this Supplement, the Consent Payment Deadline by which holders of the Existing Notes must tender Existing Notes to receive the consent payment in the consent solicitation is hereby extended from 11:59 p.m., New York City time, on November 10, 2009 to 11:59 p.m., New York City time, on November 18, 2009, unless further extended, and the Expiration Time of the exchange offer and consent solicitation is hereby extended from 11:59 p.m., New York City time, on November 25, 2009 to 11:59 p.m., New York City time, on December 3, 2009, unless further extended.

We have been advised by the information and exchange agent for the exchange offer and consent solicitation that, as of 5:00 p.m., New York City time, on November 10, 2009, the aggregate principal amount of Existing Notes that had been validly tendered (and not validly withdrawn) and for which related consents had been validly delivered (and not validly revoked) was approximately $51 million.

The exchange offer and consent solicitation is being made upon the terms set forth in the Offering Circular and Consent Solicitation Statement, as supplemented by this Supplement.  Except as expressly set forth in this Supplement, the terms and conditions of the exchange offer and consent solicitation remain as set forth in the Offering Circular and Consent Solicitation Statement.  To the extent there is a conflict between the information contained in this Supplement, on the one hand, and the information contained in the Offering Circular and Consent Solicitation Statement, on the other hand, you should rely on the information in this Supplement.

Globic Advisors, Inc., the information and exchange agent, has been appointed as information and exchange agent for the exchange offer and consent solicitation.  Consents and letters of transmittal and all correspondence in connection with the exchange offer and consent solicitation should be sent or delivered by each holder or a beneficial owner’s nominee to the information and exchange agent at the address or the telephone number set forth on the back cover of the Offering Circular and Consent Solicitation Statement.  Any holder or beneficial owner that has questions concerning tender procedures should contact the information and exchange agent at the address or the telephone number set forth on the back cover of the Offering Circular and Consent Solicitation Statement.  Questions and requests for assistance or additional copies of the Offering Circular and Consent Solicitation Statement or the letter of transmittal may be directed to the information and exchange agent at its address and telephone number set forth on the back cover of the Offering Circular and Consent Solicitation Statement.  Holders may also contact their nominee for assistance concerning the exchange offer and consent solicitation.